UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2008

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On June 23, 2008, Memory Pharmaceuticals Corp. (the "Registrant") closed the second $2 million tranche under its 2007 equity financing agreement with The Stanley Medical Research Institute (SMRI) and The Sylvan C. Herman Foundation (collectively, the "Purchasers"), issuing approximately 4.7 million shares of common stock to the Purchasers. The press release that includes this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In June 2007, the Registrant entered into a definitive Stock Purchase Agreement (the "Stock Purchase Agreement"), with the Purchasers, for the sale of an aggregate of up to $6 million of newly issued shares of its common stock, $0.001 par value per share (the "Private Placement") in three equal tranches. The first tranche closed on June 20, 2007.

The Registrant exercised its option to complete the second tranche following the achievement of a predefined milestone related to the Registrant’s ongoing Phase 2a trial of MEM 3454 in cognitive impairment associated with schizophrenia (CIAS). Under the terms of the Stock Purchase Agreement, the shares were priced at a 17% premium to the average closing sale price of the Registrant’s common stock for the ten days immediately prior to the Registrant's achievement of the specified milestone. The Registrant has the option, in its discretion, to sell the third and final $2 million of common stock upon the achievement of an additional milestone related to the Phase 2a trial of MEM 3454 in CIAS.

The proceeds of the Private Placement are being used to fund the CIAS clinical trial. The shares sold in the Private Placement were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on the nature of the investors and certain representations made to the Registrant. There were no underwriting discounts or commissions paid in connection with the Private Placement.

A copy of the press release that includes this announcement is included as Exhibit 99.1 to this current report and is incorporated herein by reference. The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the full text of Stock Purchase Agreement, a copy of which was filed with the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2007.

Item 9.01 Financial Statements and Exhibits.

Press Release dated June 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

June 24, 2008	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 24, 2008